Exhibit P(17)

MAZAMA CAPITAL MANAGEMENT
Code of Ethics

1.	BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940 (the “Investment Company Act”) requires that Mazama Capital Management, Inc. (“Mazama”), if it serves as a subadviser or adviser to a registered investment company (a “Trust”), to adopt a written Code of Ethics and to report to the Board of Trustees of a Trust (the “Board”) any material compliance violations. The Board may approve a Code of Ethics only after it has made a determination that the Code of Ethics contains provisions designed to prevent “Access Persons” (summarized below and further defined in Appendix 1) from engaging in fraud. In addition, certain key “Investment Personnel” (summarized below and defined in Appendix 1) of Mazama are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an “IPO”) or private placement (a “Limited Offering”).

2.	KEY DEFINITIONS

For other definitions, see Appendix 1

The term “Access Person” is generally defined by the Rule to include: (i) any director, trustee, officer, general partner or key investment personnel of a Trust or an investment adviser to a Trust; and (ii) any director, officer, or general partner of a principal underwriter who has knowledge of the investment activities of a series of a Trust. Because Mazama is only one of the investment advisers to a Trust, Access Persons under this Code will include only Mazama personnel. The Mazama Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2).

The term “Investment Personnel” is generally defined by the Rule to include (i) any employee of a Trust or an investment adviser to a Trust who regularly participates in making recommendations regarding the purchase or sale of securities of a series of a Trust (a “Fund”); and (ii) any natural person who controls a Trust or an investment adviser to a Trust who obtains information concerning recommendations made to a Fund or other client account regarding the purchase or sale of securities by a Fund or other client account. As in the case of Access Persons, Investment Personnel under this Code will include only Mazama personnel. The Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all

Mazama Capital Management, Inc.
Code of Ethics

Mazama Capital Management, Inc.
Code of Ethics

4.	COMPLIANCE OFFICERS

In order to meet the requirements of the Rule, this Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). Mazama has appointed the following person to serve as the compliance officer (the "Compliance Officer"):

	Name	Title

	Brian Alfrey	Chief Operating Officer

The Compliance Officer will receive and review Reports delivered in accordance with Section 5 below. In turn, the Compliance Officer will report to the Board any material violations of the Code of Ethics in accordance with Section 6 below.

Any questions regarding Mazama's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance Officer.

5.	ACCESS PERSON REPORTS

All Access Persons are required to submit the following reports to the Compliance Officer for themselves and any immediate family member residing at the same address. In lieu of providing the Quarterly Transaction Report, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

(a) Employee Certification. Within ten days of beginning employment and within the first thirty days of each year, each Access Person must report the following information:

(1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

Mazama Capital Management, Inc.
Code of Ethics

	(2)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

	(3)	The date the report is submitted by the Access Person.

A form of the Employee Certification is attached as Appendix 4.

(b)	Quarterly Transaction Reports. Within ten days of the end of each calendar quarter, each Access Person must report the following information:

	(1)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

		(i)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

		(ii)	The nature of the transaction (i.e., purchase, sale);

		(iii)	The price of the Covered Security at which the transaction was effected;

		(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

		(v)	The date that the report is submitted by the Access Person.

	(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

		(i)	The name of the broker, dealer or bank with whom the Access Person established the account;

		(ii)	The date the account was established; and

		(iii)	The date that the report is submitted by the Access Person.

A form of the Quarterly Transaction Report is attached as Appendix 5.

Mazama Capital Management, Inc.
Code of Ethics

6.	ADMINISTRATION OF THE CODE OF ETHICS –
REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

	(a)	Mazama must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

	(b)	The Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood;

	(c)	The Compliance Officer shall review all Reports to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

No Access Person shall review his or her own Report(s). The Compliance Officer shall appoint an alternative to review his or her own Reports if the Compliance Officer is also an Access Person.

	(d)	On an annual basis, the Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Compliance Officer for review by the Board; and

	(e)	On an annual basis, Mazama shall certify to the Board of Trustees of any Fund for which it serves as an adviser or subadviser that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

7.	COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or other client account or if a transaction directly or indirectly involves

Mazama Capital Management, Inc.
Code of Ethics

Mazama Capital Management, Inc.
Code of Ethics

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

By: ______________________________________________

Private Name: ______________________________________

Date: _____________________________________________

Mazama Capital Management, Inc.
Code of Ethics

Note: Employee Acknowledgements are held on file at Mazama.

Mazama Capital Management, Inc.
Code of Ethics

Appendix 1 Definitions

Access Person	(i) any director, trustee, officer, general partner or Advisory Person of Mazama or a Fund; and (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities. For purposes of this Code, only personnel of Mazama are Access Persons.

Advisory Person	(i) any employee of a Fund or Mazama (or of any company in a control relationship to a Fund or Mazama) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to a Fund or investment adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund.

Control	The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Covered Security	Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds).

Fund	An investment company registered under the Investment Company Act.

Investment Personnel	(i) any employee of a Fund or Mazama (or of any company in a control relationship to a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by a Fund; and (ii) any natural person who controls a Fund or Mazama and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. For purposes of this Code, only personnel of Mazama are Investement Personnel.

Limited Offering	An offering that is exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

Mazama Capital Management, Inc.
Code of Ethics

Personal Account

Includes each and every account wherein a Mazama employee influences or controls the investment decisions. A Mazama employee is deemed to influence or control the investment decisions if the account is for the benefit of (i) any employee; (ii) a spouse of any employee; (iii) any child under the age of 22 of an employee, whether or not residing with the employee; (iv) any other dependent of an employee residing in the same household with the employee; (v) any other account in which an employee has a beneficial interest. The employee may obtain a written exemption from the Personal Account designation by the Compliance Officer if the Officer determines that (i) the certifying employee does not influence the investment decisions for any specified account of such spouse, child, or dependent person; and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided.

Publicly Traded Securities	Includes (i) any equity or debt instrument traded on an exchange, through NASDAQ or through the “pink sheets;” (ii) any options to purchase or sell such equity or debt instrument; (iii) any index stock or bond group options that include such equity or debt instrument; and (iv) any option on such futures contracts; provided that the Publicly-Traded Securities shall not include (a) equity securities issued by mutual funds (other than mutual funds for which the Company acts as adviser) having total assets under management of at least $100,000,000; and (2) certificates of deposit, U.S. Treasury bills and other U.S. Government-issued debt instruments.

Purchase or Sale of a Covered Security	Includes, among other things, the writing of an option to purchase or sell a Covered Security.

Security	Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Security Held or to be Acquired by a Fund	(i) any Covered Security which, within the most recent [15] days: (a) is or has been held by a Fund; or (b) is being or has been considered by a Fund or Mazama for purchase by a Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.

Mazama Capital Management, Inc.
Code of Ethics

Appendix 2 List of Access Persons and Investment Personnel

		Acknowledgement	Is this Person
		of	also an
		Receipt of	Investment
Name	Title	Code of Ethics	Personnel?

Ronald A. Sauer	President	Y	Y
Helen M. Degener	Chief Investment Officer	Y	Y
Brian P. Alfrey	Vice President / Chief	Y	Y
Operating Officer
Stephen C. Brink	Vice President / Director of	Y	Y
Research
Jill R. Collins	Vice President / Marketing	Y	N
and Client Service
Claudette deBruin	Assistant Vice President /	Y	Y
Equity Trader
Gretchen Schroeder	Assistant Vice President /	Y	Y
Equity Analyst
Alex Woodward	Assistant Vice President /	Y	Y
Equity Analyst
Tom Norby	Assistant Vice President /	Y	Y
Equity Trader

Mazama Capital Management, Inc.
Code of Ethics

Appendix 3
Form of Authorization Letter

Date

Name of Broker
Address

Re: Brokerage Statements of [name of employee]

Ladies and Gentlemen:

                                The above referenced person is an employee of Mazama Capital Management, Inc. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee’s brokerage statements and transaction confirmations to:

Brian Alfrey
Mazama Capital Management, Inc.
One S.W. Columbia Street, Suite 1860
Portland, Oregon 97258

Should you have any questions, please contact the undersigned at 503-944-6245.

Very truly yours,

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

Signature: _______________________________________

Name:
SSN:
Account Number:

Mazama Capital Management, Inc.
Code of Ethics

Appendix 4
Employee Certification

(complete within ten days of employment and the first thirty days of each year)
Date Submitted: ___________

     I hereby certify that I have read and understand and agree to abide by the policies set forth in the Mazama Capital Management Compliance Manual and Code of Ethics.

     To meet the disclosure requirements of SEC Rule 206(4)-4 under the Advisers Act, I further certify that I have disclosed all legal and disciplinary events for which I am, or have been, personally involved, including information regarding any actions or fines by any Self-Regulatory Organization.

     To comply with the Personal Securities Transactions & Records Policy of the Compliance Manual and, if applicable, the Access Person reporting requirements of the firm’s Code of Ethics, I further certify that I have directed each broker with whom I have an account to send to the Mazama Capital Management designated compliance officer duplicate copies of all confirmations and periodic statements relating to my account(s) and have complied with the reporting requirements of the policy and code of ethics. My initials below indicate my status in reporting personal securities transactions and holdings:

____________ No member of my immediate family or household maintains any brokerage accounts or beneficially owns any securities that require reporting as indicated in the Personal Securities Transactions & Records Policy of the Compliance Manual.

____________ Information regarding all securities accounts maintained by me or any member of my immediate family or household accompanies this certificate.

____________ I have already disclosed all securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management and there have been no changes.

____________ I have already disclosed securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management, but new account information is attached to the back of this certificate.

Employee	Date

Reviewed:

(compliance officer signature)	Date

Mazama Capital Management, Inc.
Code of Ethics

Appendix 5
Quarterly Transaction Report
(complete within ten days of the quarter)
Date Submitted: ___________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1. TRANSACTIONS

Name of Covered Security	Broker	Number of Shares	Nature of Transaction	Purchase Price	Date of Transaction
(i.e, buy, sale)

2. BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and	Account	Have you requested
Account Holders’ Name (i.e., you, spouse, child)	Number	duplicate statements?

Reviewed: __________________________________
              (compliance officer signature)

Date: _____________________________________

Mazama Capital Management, Inc.
Code of Ethics

Appendix 6
Annual Holdings Report
(to be completed within thirty days of each year)
Date: ___________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.  HOLDINGS

Name of Covered Security	Number of Shares	Value of Security

2. ROKERAGE ACCOUNTS

Name of Institution and	Account	Have you requested
Account Holders’ Name (i.e., you, spouse, child)	Number	duplicate statements?

Reviewed: ______________________________________
                   (compliance officer signature)

Date: ____________________________________

Mazama Capital Management, Inc.
Code of Ethics